                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K


                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported:  SEPTEMBER 9, 1999


                               HYBRID NETWORKS, INC.
              (Exact name of registrant as specified in this charter)


                                      DELAWARE
                   (State or Other Jurisdiction of Incorporation)


        0-23289                                        77-02520931

(Commission File Number)                (I.R.S. Employer Identification Number)


                   6409 GUADALUPE MINES ROAD, SAN JOSE, CA  95120
               (Address of principal executive offices)    (Zip Code)


                                   (408) 323-6250
                (Registrant's Telephone Number, Including Area Code)

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ITEM 5.   OTHER EVENTS.

          On September 9, 1999, Hybrid Networks, Inc. issued and sold certain securities pursuant to agreements entered into on August 30, 1999.

ISSUANCE OF SECURITIES TO SPRINT CORPORATION.

          Pursuant to a Securities Purchase Agreement dated August 30, 1999 between Sprint Corporation ("SPRINT") and the Company (the "SPRINT PURCHASE AGREEMENT"), the Company issued and sold to Sprint on September 9, 1999 (i) an $11 million face amount 4% Convertible Class A Debenture due 2009 (the "CLASS A DEBENTURE") which will be convertible, as described below, into 3,859,649 shares of the Company's Common Stock (subject to adjustment), at a conversion price of $2.85 per share (subject to adjustment), (ii) a $1,000 face amount 4% Convertible Class B Debenture due 2009 (the "CLASS B DEBENTURE") which is convertible at any time at the election of Sprint into up to 1,000 shares of a newly created Class J Preferred Stock of the Company, par value $1.00 per Share (the "PREFERRED STOCK"), at the rate of one share of Preferred Stock for each $1.00 principal amount of Class B Debenture, and
(iii) warrants (the "WARRANTS") to purchase at $1.00 per Warrant up to 8,397,873 (subject to adjustment) debentures of the Company that will have substantially the same terms as the Class A Debenture (the "WARRANT DEBENTURES") and will be convertible at a conversion price of $2.85 per share (subject to adjustment) into 2,689,455 shares of the Company's Common Stock (subject to adjustment). In consideration for such securities, Sprint paid a purchase price of $11,001,000 and agreed to purchase $10 million of Hybrid products on terms that are to be negotiated, as described below. The Company granted to Sprint in the Sprint Purchase Agreement certain rights regarding corporate governance, the right to appoint two directors to the Company's Board of Directors, certain rights of first refusal, preemptive rights and other rights, as described below. Pursuant to the Sprint Purchase Agreement, Sprint and the Company also entered into a 1999 Amended and Restated Investor Rights Agreement (the "RIGHTS AGREEMENT") and a Warrant Agreement, both dated as of September 9, 1999, and Sprint and the Company agreed to enter into an Equipment Purchase Agreement, as described below.

          Assuming that as of September 9, 1999 Sprint converted the Class A Debenture and the Class B Debenture, exercised the Warrants and converted the Warrant Debentures acquired upon such exercise (and assuming that Sprint paid $8,397,873 upon such exercise), Sprint would own 6,806,271 shares of the Company's Common Stock, representing approximately 39% of the 17,473,967 shares of the Company's Common Stock that were outstanding at August 30, 1999 (as adjusted for the issuance of Common Stock pursuant to the Series A Debenture and the Warrants and assuming no outstanding warrant, convertible debenture or option held by any other person is exercised or converted) and 100% of the 1,000 shares of Preferred Stock outstanding. The number of shares of Common Stock into which the Class A Debentures or Warrant Debentures will be convertible may be increased due to certain adjustments as described below.

          CLASS A DEBENTURE. The Class A Debenture is in the principal amount of $11 million and bears interest at the rate of 4% per annum, on a 360 day basis, actual days elapsed. Interest is payable quarterly in arrears commencing on October 1, 1999 and thereafter on the first business day of each calendar quarter. Instead of paying interest in cash, the Company will pay interest on the Class A Debenture by adding each month the amount of interest to the outstanding principal amount due after the Class A Debenture.
 Sprint will have the right to convert the principal of the Class A Debenture (or any portion of the principal thereof which is $1.00 or an integral multiple of $1.00) into shares of Common Stock at the rate of one share of Common Stock for each $2.85 principal amount of the Class A Debenture (subject to adjustment as provided in the Class A Debenture, the "CONVERSION PRICE"). The

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Class A Debenture is convertible at any time, at the option of the Purchaser, following the first of the following to occur: (a) December 31, 1999 (unless the Company agrees in writing to an earlier date), (b) a Change of Control
(as defined below) of the Company or (c) receipt by the Purchaser of a Change of Control Notice (as defined below) from the Company. For purposes of the Class A Debenture, "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any person shall have acquired beneficial ownership of more than 25% of the outstanding voting stock of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act); or (ii) individuals who immediately following the closing were directors of the Company (which includes the directors designated by Sprint, together with any replacement or additional directors who were nominated or appointed by a majority of directors in office immediately following the closing or by a majority of such directors and their nominees or appointees) cease to constitute a majority of the Board of Directors of the Company. In the event that a proposed Change of Control will occur pursuant to an agreement to which the Company is a party, the Company will give notice of such proposed Change of Control (a "CHANGE OF CONTROL NOTICE") to Sprint at least 10 business days prior to the consummation of the transactions contemplated by such agreement.

          At any time on or after December 31, 2000, the Company will have the right to convert the principal of the Class A Debenture (or any portion of the principal hereof which is $1.00 or an integral multiple of $1.00) into shares of Common Stock at the Conversion Price.

          The Class A Debenture is subject to adjustment for certain additional issuances of capital stock or rights to acquire capital stock ("ADDITIONAL STOCK") and for any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation or sale of substantially all the Company's assets. If any Additional Stock is issued during the period commencing September 9, 1999 and ending March 9, 2000 for per share consideration less than the then Conversion Price, the then Conversion Price will be reduced to the per share price at which such Additional Stock is issued. If any Additional Stock is issued after March 9, 2000 for per share consideration less than the then Conversion Price, the then Conversion Price will be adjusted based on a weighted average calculation. In the Sprint Securities Purchase Agreement, the Company represented that on September 9, 1999 the number of shares of Common Stock outstanding on a fully diluted basis (assuming the exercise of all stock options and warrants and the conversion of all debentures and any other convertible instruments) after the transactions described herein was 30,396,481 and that 3,859,649 (the number of shares into which the Series A Debenture was convertible at $2.85 per share) constituted 12.6977% of such fully diluted number. If the actual number of shares then outstanding was greater than 30,396,481, the initial Conversion Price of $2.85 would be reduced so that the number of shares of Common Stock into which the Series A Debenture would be convertible upon issuance would represent 12.6977% of the outstanding shares of Common Stock on a fully diluted basis.

          CLASS B DEBENTURE. The Class B Debenture is in the principal amount of $1,000 and bears interest at the rate of 4% per annum, on a 360 days basis, actual days elapsed, which is payable in full at maturity or upon conversion. The Class B Debenture is convertible at any time at the option of the Purchaser into 1,000 shares of Preferred Stock. As long as the total number of shares of Common Stock of the Company that Sprint and its affiliates owns or would own assuming the conversion of all debentures and the exercise of all Warrants as a percentage of all outstanding shares of the Company's Common Stock on a fully diluted basis ("SPRINT'S INTEREST") is 10% or more, (a) the holders of Preferred


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

Stock, voting as a separate class, will have the right to elect two directors to serve on the Company's Board of Directors and (b) the affirmative vote of the holders of a majority of the shares of Preferred Stock will be necessary for the Company to:

               (i) adopt an Annual Business Plan (as defined) or take any actions that materially deviate from such plan;

               (ii) make any capital expenditures in excess of $2 million in the aggregate in any fiscal year, except to the extent contemplated in the Annual Business Plan;

               (iii) make any acquisition or disposition of any interests in any other person or business enterprise or any assets, in a single transaction or a series of related transactions, in which the fair market value of the consideration paid or received by the Company exceeds $1 million;

               (iv) organize, form or participate in any joint venture or similar entity involving the sharing of profits in which the assets or services to be contributed or provided by the Company to such joint venture or other entity have a fair market value in excess of $1 million;

               (v)   form a subsidiary;

               (vi) issue any Common Stock, preferred stock or other capital stock or any stock or securities (including options and warrants) convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock or amend the terms of any such stock or securities or any agreements relating thereto (other than employee stock options approved by the Board of Directors of the Company and Common Stock issued upon exercise thereof) or effect any stock split or reverse stock split or combination;

               (vii) enter into any transaction between the Company, on the one hand, and any Affiliate or Associate of the Company, on the other, other than the payment of compensation and other benefits to employees and directors in the ordinary course of business;

               (viii) declare or pay any dividend or other distribution with respect to the capital stock of the Company;

               (ix) incur any indebtedness for borrowed money or capital lease obligations that are not expressly contemplated in the then-current Annual Business Plan in excess of $250,000 in the aggregate during any fiscal year;

               (x) amend the Company's Certificate of Incorporation or Bylaws or create or amend a stockholders' rights plan;

               (xi)  declare bankruptcy; or

               (xii) liquidate or dissolve the Company.

The Certificate of Designations for the Preferred Stock states that the voting rights specified in the certificate shall terminate at such time as any share of the Preferred Stock ceases to be owned by Sprint and its Affiliates.


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

          WARRANTS. Pursuant to a Warrant Agreement dated September 9, 1999, Sprint purchased 8,397,873 Warrants to purchase Warrant Debentures at $1.00 per Warrant Debenture. The Warrant Debentures will have substantially the same terms as the Class A Debenture (including the conversion rights referred to above). The Warrants will be exercisable on the earliest date that Sprint has submitted to the Company at least $1 million of purchase orders under the Equipment Purchase Agreement to be negotiated between the Company and Sprint. On that date, 10% of the Warrants (rounded to the nearest whole Warrant) will become exercisable. Thereafter, an additional 10% of the Warrants (rounded to the nearest whole Warrant) will become exercisable for each additional $1 million of purchase orders as are submitted by Sprint to the Company under the Equipment Purchase Agreement, such that the entire amount of Warrants will be exercisable when $10 million of purchase orders have been submitted.

          The Warrant Agreement provides that, if at any time before March 9, 2000 the Company amends the terms of its outstanding $5.5 million Senior Secured Convertible Debenture due 2002 (the "$5.5 MILLION DEBENTURE"), or enters into any other arrangement with the holder of the $5.5 Million Debenture, that increases the number of shares of Common Stock of the Company that would be outstanding on a fully diluted basis, then the Company must issue to Sprint such number of additional Warrants as would be necessary to cause Sprint's Interest to remain the same. Also, if prior to March 9, 2000, the holder of the $5.5 Million Debenture gives notice to the Company demands payment of any portion of the principal amount of $5.5 Million Debenture (and the Company subsequently repays a portion of such principal prior to maturity), or if the Company voluntarily repays a portion of the principal amount of the $5.5 Million Debenture before March 9, 2000, then the Company must issue to Sprint a number of additional Warrants equal to 2.85 times (a) the amount by which the repaid amount divided by the Conversion Price of the Debentures (as defined below) exceeds the number of shares of Common Stock into which the repaid amount of the $5.5 Million Debenture would have been convertible (if it had not been repaid), (b) divided by 3.

          SPRINT PURCHASE AGREEMENT. In order to fulfill a condition of the Sprint Purchase Agreement, two of the Company's current directors (Stephen E. Halprin and Douglas M. Leone) resigned upon the closing and two persons designated by Sprint were appointed to fill the vacancies created by the resignations: Theodore H. Schell, Sprint's Senior Vice President, Corporate Strategy and Development, and Timothy S. Sutton, President of Sprint's Broadband Wireless Group. The Sprint Purchase Agreement also provides for certain nomination rights with respect to the Company's Board of Directors.

          Under the Sprint Purchase Agreement, as long as Sprint's Interest is 10% or greater, the Company is not permitted to take the actions referred to above (in (i) through (xii) under the heading "Series B Debenture") without Sprint's prior written approval.

          The Sprint Purchase Agreement also provides a right of first refusal if the Company enters into a "CHANGE OF CONTROL AGREEMENT," which is defined to include (a) any merger or consolidation of the Company which results in a Change of Control (as defined above), (b) any disposition of a substantial portion of the Company's assets, (c) any sale or issuance of stock (including a tender offer) that results in a Change of Control or (d) any other transaction that results in a Change of Control. If the Company enters into a Change of Control Agreement with a third party at any time at which Sprint's Interest is 10% or greater, the Company must provide a complete copy of the Change of Control Agreement (including all schedules and exhibits) and any related agreements to Sprint within one business day following the execution of the Change of Control Agreement. The delivery of the Change of Control Agreement to the Sprint will constitute a binding offer by the Company to consummate with Sprint the transactions contemplated by the Change of Control Agreement on the terms set forth in the Change of Control Agreement. Such offer will be irrevocable for a period ending at 11:59 p.m., Kansas City time, on the 60th day following the day of delivery of the Change of Control Agreement to Sprint, which period may be extended as provided in the Sprint Purchase Agreement. The Sprint Purchase Agreement provides that Sprint may assign all or any part of its right of first refusal to any other Person (as defined), whether or not an affiliate of Sprint.

          The Sprint Purchase Agreement further provides that, for so long as Sprint's Interest is equal to or greater than 10%, if the Company determines to issue FOR CASH CONSIDERATION additional securities of the Company, including options, warrants, convertible instruments or other direct or indirect rights to acquire equity securities of the Company ("EQUITY SECURITIES") to third parties, other than Equity Securities issued or proposed to be issued to or for the benefit of any Person (as defined in the Purchase Agreement) who serves as an employee or director of the Company in the ordinary course of business, the Company will offer Sprint the right to purchase that certain portion of the additional Equity Securities as will permit Sprint to maintain the same percentage ownership interest in the Company (on a fully diluted basis) as it had immediately before the issuance of the Equity Securities.

          For so long as Sprint's Interest is equal to or greater than 10%, if the Company determines to issue additional Equity Securities TO OFFICERS OR EMPLOYEES or FOR OTHER THAN CASH CONSIDERATION, and the issuance of such additional Equity Securities would cause Sprint's Interest to fall below 10%, Sprint shall have, under the Sprint Purchase Agreement, the right to purchase from the Company such number of shares of Common Stock as will cause the Purchaser's Interest to remain at or above 10%.

          RIGHTS AGREEMENT. Pursuant to the Sprint Purchase Agreement, the Company, Sprint and holders of a majority of the "Registrable Securities" under the Company's prior registration rights agreement, together with the Investors referred to below, entered into the Rights Agreement dated September 9, 1999. Under the Rights Agreement, Sprint has the right on two occasions to require the Company to register under the Securities Act of 1933, at the Company's expense, Sprint's sale of shares of the Company's Common Stock that Sprint acquires pursuant to the Sprint Purchase Agreement. In addition, Sprint and the other holders of Registrable Securities (as defined in the Rights Agreement) have (a) piggyback registration rights to participate, at the Company's expense, in any registration by the Company for its own account or for the account of any stockholder (other than registrations on Form S-8 or Form S-4, but including any registration pursuant to Sprint's demand registration rights) and (b) the right to require the Company to register, at its expense, the sale of the Registrable Securities on Form S-3, subject to certain conditions.

          EQUIPMENT PURCHASE AGREEMENT. Under the Sprint Purchase Agreement, Sprint agreed to purchase $10 million of certain types of the Company's products pursuant to an Equipment Purchase Agreement that is to be negotiated between the Company and Sprint. Certain terms of the agreement have been specified by the parties, and they have agreed to negotiate in good faith to resolve all open terms in order to execute Equipment Purchase Agreement by December 31, 1999. If Sprint and the Company are unable to agree upon all terms by that date, any unresolved terms will be submitted to arbitration.

ISSUANCE OF DEBENTURES TO OTHER INVESTORS.

          Concurrent with the closing of the Sprint Purchase Agreement, the Company issued and sold to certain other in investors (the "INVESTORS") for $7.1 million 4% Convertible Debentures due 2009 in the aggregate face amount of $7.1 million (the "DEBENTURES"). The Debentures will be convertible into an aggregate of 2,491,228 shares of the Company's Common Stock (subject to adjustment) at a conversion price of $2.85 per share shares (subject to adjustment). The terms of the Debentures are substantially the same as the terms of the Class A Debentures.

          The Investors include partnerships associated with Accel Partners, which purchased in the aggregate $5.6 million of the Debentures (convertible into an aggregate of 1,964,912 shares of Common Stock, subject to adjustment); OSCCO III, L.P., which purchased $750,000 of the Debentures (convertible into 263,158 shares of Common Stock, subject to adjustment); and Gary M. Lauder, who purchased $750,000 of the Debentures (convertible into 263,158 shares of Common Stock, subject to adjustment). James R. Flach, a director the Company, is an executive partner of Accel Partners but has informed the Company that he holds no voting or dispositive power with respect to the securities held by the Accel partnerships. Stephen E. Halprin, a general partner of OSCCO Management Partners III, which is the general partner of OSCCO III, L.P., was a director of the Company until his resignation upon the closing of the Sprint Purchase Agreement and the issuance and sale of the Debentures. Mr. Halprin disclaims beneficial ownership of OSCCO III, L.P. securities except to the extent of his pecuniary interest therein. Mr. Lauder is a director of the Company.

          Assuming that as of September 9, 1999, the following Investors converted all their Debentures and exercised all warrants held by them to purchase shares of the Company's Common Stock, and including all shares of Common Stock otherwise owned by such Investors, such Investors would own the respective numbers of shares of Common Stock set forth below, representing approximately the respective percentages set forth below of the shares of Common Stock outstanding as of August 30, 1999 (adjusted for the respective Investors to include the Common Stock issuable upon conversion of the Debentures and warrants held by those Investors, but assuming that no other Debentures, warrants, options or other convertible securities were converted or executed):


                                          NO OF SHARES       % OF SHARES
                   INVESTORS             OF COMMON STOCK   OF COMMON STOCK
                   ---------             ---------------   ---------------
         All partnerships associated
         with Accel Partners                2,833,768           17.3%

         OSCCO III, L.P.                      759,563            6.9%

         Gary M. Lauder                       539,207            4.9%



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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


            The following exhibits are filed herewith:

              EXHIBIT                 DESCRIPTION
              -------                 -----------
                3.1    Certificate of Designations of Series J
                       Non-Convertible Preferred Stock of the Registrant

               10.1    Securities Purchase Agreement between Sprint
                       Corporation and the Registrant dated as of August 30,
                       1999

               10.2 Warrant Agreement between Sprint Corporation and the Registrant dated as of September 9, 1999

               10.3    1999 Amended and Restated Investor Rights
                       Agreement dated as of September 9, 1999

               10.4    Form of 4% Convertible Class A Debenture due 2009

               10.5    Form of 4% Convertible Class B Debenture due 2009

               10.6    Securities Purchase Agreement among the
                       Registrant and certain investors dated as of August 30, 1999

               10.7    Form of 4% Convertible Debenture due 2009



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 23, 1999         Hybrid Networks, Inc.


                                   By:  /s/ Carl S. Ledbetter
                                        --------------------------
                                        Carl S. Ledbetter
                                        Chairman and
                                        Chief Executive Officer


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                                 EXHIBIT INDEX


               EXHIBIT                DESCRIPTION
               -------                -----------
                 3.1     Certificate of Designations of Series J
                         Non-Convertible Preferred Stock of the Registrant

                10.1     Securities Purchase Agreement between Sprint
                         Corporation and the Registrant dated as of August 30,
                         1999

                10.2 Warrant Agreement between Sprint Corporation and the Registrant dated as of September 9, 1999

                10.3     1999 Amended and Restated Investor Rights
                         Agreement dated as of September 9, 1999

                10.4     Form of 4% Convertible Class A Debenture due 2009

                10.5     Form of 4% Convertible Class B Debenture due 2009

                10.6 Securities Purchase Agreement among the Registrant and certain investors dated as of August 30, 1999

                10.7     Form of 4% Convertible Debenture due 2009



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